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                                                 February 20, 1997

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madame:

         On behalf of Oneida Ltd. I transmit for filing the following Form 8-K. Please do not hesitate to contact me at (315) 361-3694 if you have any questions or concerns.

                                                 Very truly yours,

                                                 /s/ Erin L. Markey

                                                 Erin L. Markey
                                                 Corporate Attorney
                                                 Oneida Ltd.
                                                 163-181 Kenwood Avenue
                                                 Oneida, New York 13421

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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ______________________________


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 12, 1997



                                   ONEIDA LTD.
                (Exact name of Registrant as specified in its charter)


  NEW YORK                        1-5452                   15-0405700
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                 File Number)           Identification Number)
incorporation)


  ONEIDA                          NEW YORK                    13421
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code  (315) 361-3000

Former name or former address, if changed since last report  N/A

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Item 2        Acquisition and Disposition of Assets

              On February 12, 1997, Oneida Ltd., a New York corporation (the "Registrant"), sold all of the outstanding capital stock of Camden Wire Co., Inc., a New York corporation and a direct wholly owned subsidiary of the Registrant ("Camden W ire"), to International Wire Group, Inc., a Delaware corporation ("International Wire"), pursuant to the Stock Purchase Agreement, dated as of January 2, 1997 ("Stock Purchase Agreement").

              Pursuant to the Stock Purchase Agreement, International Wire paid the Registrant $43.5 million in cash and assumed the Registrant's guarantee of $15.5 million in Camden Wire's debt, for a total purchase price of $60 million. This purchase is subject to adjustment based on final accounting adjustments.

              The purchase price was arrived at through arm's length negotiations between International Wire and the Registrant, and was determined after consideration of Camden Wire's financial statements and a review of Camden Wire's assets and business performance.

              No prior relationship existed between International Wire and its respective affiliates, directors or officers, on the one hand, and the Registrant, Camden Wire and their respective affiliates, directors or officers, on the other hand.


Item 7        Financial Statements and Exhibits

              (c)    Exhibits

                     99.1   Oneida Ltd. Press Release dated February 12, 1997.



                                   Signatures

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        ONEIDA LTD.

Dated:  February 20, 1997                        By:/s/ CATHERINE H. SUTTMEIER
                                                    Catherine H. Suttmeier
                                                    Vice President, Secretary
                                                    and General Counsel

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                                                                   EXHIBIT 99.1



For Immediate Release:             Contact: David A. Gymburch (315) 361 3271
February 12, 1997                  Corporate Public Relations
                                   http.//www.prnewswire.com (Co.  News section)


              ONEIDA LTD. COMPLETES SALE OF CAMDEN WIRE SUBSIDIARY

Oneida, N.Y. - Oneida Ltd. (NYSE/OCQ) today announced it has completed the sale of its Camden Wire subsidiary to International Wire Group, Inc. of St. Louis, Mo., in a transaction valued at approximately $60 million.

The sale will result in an after tax gain for Oneida of approximately $2 million to $3 million, based on final accounting adjustments. Oneida Chairman William D. Matthews said the gain will be included in the earnings for Oneida's 1997 first quarter, which ends April 26, 1997.

The transaction involved International Wire making a cash payment to Oneida of approximately $44.5 million and assuming Oneida's guarantee on $15.5 million in Camden Wire debt.

Mr. Matthews said the sale is part of Oneida's strategy to focus on its tableware operations. Oneida is the world's largest manufacturer of stainless steel and silverplated flatware for the consumer and foodservice tableware industries, and is also a major marketer of foodservice dinnerware.

Camden Wire, based in Camden, N.Y., is a fabricator of non insulated conductor wire. Camden Wire's sales in the 1996 fiscal year totaled approximately $138 million.